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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated August 6, 1996, except as to the stock split described in Note 11 which is as of December 18, 1996, relating to the financial statements of DeVRY Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended June 30, 1996 listed under Item 14(a)(2) in the Company's Annual Report on Form 10-K for the year ended June 30, 1996 when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data".

Price Waterhouse LLP
Chicago, Illinois

March 5, 1997